INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Thaxton Group, Inc.


We consent to the use of our report dated March 25, 1998, related to the audit of The Thaxton Group, Inc. as of December 31, 1997 and 1996, and for the years then ended, included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.



                                                  KPMG PEAT MARWICK LLP

Greenville, South Carolina
August 20, 1998